Exhibit 99.1

Contact:	Dolph Baker, Chairman, President and CEO
Timothy A. Dawson, Vice President and CFO
(601) 948-6813

CAL-MAINE FOODS, INC. ANNOUNCES NEW JOINT VENTURE

FOR SPECIALTY EGG SALES IN ARIZONA

JACKSON, Miss. (July 25, 2014)   Cal-Maine Foods, Inc. (NASDAQ: CALM) today announced the Company has entered into a new joint venture for specialty egg sales with Hickman’s Egg Ranch, Inc.  Based in Buckeye, Arizona, a suburb of Phoenix in western Maricopa County, Hickman’s Egg Ranch, Inc. has been family-owned and operated since 1944.  With processing operations located in Arizona, Colorado and California, and capacity for approximately 6.0 million laying hens, Hickman’s Egg Ranch, Inc. ranks among the top twenty family egg farms in the United States.

Pursuant to this transaction, the new joint venture, known as Southwest Specialty Eggs, LLC,  will acquire the Egg-Land’s Best, Inc. franchise for the state of Arizona with exclusive licensing agreements for the sale of Egg-Land’s Best® and Land O’ Lakes® branded specialty eggs and other premium brands.   Sales of Egg-Land’s Best® specialty eggs accounted for approximately 14.3 percent of Cal-Maine’s total shell egg sales in fiscal 2013.

Commenting on the announcement, Dolph Baker, chairman, president and chief executive officer of Cal-Maine Foods, Inc., stated, “We are very pleased to enter into this new joint venture to market Egg-Land’s Best® and Land O’Lakes® branded specialty eggs in Arizona, a new market area for Cal-Maine Foods.  This transaction is commensurate with our growth strategy to expand our market reach in specialty egg sales.    Consumer demand for specialty eggs has continued to grow, and Cal-Maine Foods is well positioned to meet this demand with a variety of healthy choices for our customers.    Hickman’s Egg Ranch, Inc. has a long history of excellence and a solid reputation in this market area.  We are excited about the opportunity to work together to market and distribute these popular and well-respected brands in Arizona.”

Glenn Hickman, chief executive officer of Hickman’s Egg Ranch, Inc., added, “We are very proud to join Cal-Maine Foods as a partner in this new joint venture.  We have a unique opportunity to leverage our established customer relationships and market expertise in Arizona and work with one of the largest producers and marketers of value-added specialty eggs in the United States.”

Cal-Maine Foods, Inc. is primarily engaged in the production, grading, packing and sale of fresh shell eggs, including conventional, cage-free, organic and nutritionally-enhanced eggs.  The Company, which is headquartered in Jackson,  Mississippi, is the largest producer and distributor of fresh shell eggs in the United States and sells the majority of its shell eggs in approximately 29 states across the southwestern, southeastern, mid-western and mid-Atlantic regions of the United States.

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CAL-MAINE FOODS, INC.POST OFFICE BOX 2960    ▪ JACKSON,  MISSISSIPPI 39207

PHONE  601-948-6813FAX  601-969-0905

Cal-Maine Foods Announces New Joint Venture in Arizona

July 25, 2014

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry.  These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and may be beyond our control.  The factors that could cause actual results to differ materially from those projected in the forward‑looking statements include, among others, (i) the risk factors set forth in the Company’s SEC filings (including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8‑K), (ii) the risks and hazards inherent in the shell egg business (including disease, pests, weather conditions and potential for recall), (iii) changes in the demand for and market prices of shell eggs and feed costs, (iv) risks, changes or obligations that could result from our future acquisition of new flocks or businesses, and (v) adverse results in pending litigation matters. SEC filings may be obtained from the SEC or the Company’s website, www.calmainefoods.com.  Readers are cautioned not to place undue reliance on forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate.  Further, the forward‑looking statements included herein are only made as of the respective dates thereof, or if no date is stated, as of the date hereof.  Except as otherwise required by law, we disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

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